SUB-ADVISORY AGREEMENT
                        (QUINTARA SMALL CAP GROWTH FUND)

     This AGREEMENT is made as of the 31st day of January, 2002, by and among Quintara Funds, a Delaware trust (the "Trust"), Quintara Capital Management, a California corporation (the "Adviser"), and _______________ (the "Sub-Adviser").

     WHEREAS, the Adviser and the Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and engage in the business of providing investment management services; and

     WHEREAS, the Adviser has been retained to act as investment adviser pursuant to an Investment Advisory Agreement dated January 31, 2002 (the
"Advisory Agreement") with the Trust, which is registered with the U.S. Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act")

     WHEREAS, the Trust currently consists of separate series of shares, each having its own investment objectives and policies and is authorized to create more series; and

     WHEREAS, the Advisory Agreement permits the Adviser, subject to the supervision and direction of the Trust's Board of Trustees, to delegate certain of its duties under the Advisory Agreement to other investment sub-advisers, subject to the requirements of the 1940 Act; and

     WHEREAS, the Adviser desires to retain Sub-Adviser to assist it in the provision of a continuous investment program for one of the Trust's series of shares (the "Fund");

     WHEREAS, the Adviser will assign to the Sub-Adviser a portion of the assets of the Fund as described on Schedule B to this Agreement (the "Sub-Adviser Assets") for management by the Sub-Adviser, and the Sub-Adviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of mutual covenants recited below, the parties agree and promise as follows:

     1. Appointment as Sub-Adviser. The Adviser hereby retains the Sub-Adviser to act as investment adviser for, and to manage, the Sub-Adviser Assets, subject to the supervision of the Adviser and the Board of Trustees of the Trust, and subject to the terms of this Agreement. The Sub-Adviser hereby accepts such retention. In such capacity, the Sub-Adviser shall be responsible for the investment management of the Sub-Adviser Assets. The Sub-Adviser agrees to exercise the same skill and care in performing its services under this Agreement as the Sub-Adviser exercises in performing similar services with respect to other fiduciary accounts for which the Sub-Adviser has investment responsibilities.

     2. Duties of Sub-Adviser.


     (a) Investments. The Sub-Adviser is hereby authorized and directed, and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund's prospectus and statement of additional information as currently in effect and as supplemented or amended from time to time and provided to the Sub-Adviser (collectively referred to as the "Prospectus"), and subject to the directions of the Adviser and the Trust's Board of Trustees, as set forth more particularly in Schedule A hereto, as may be amended from time to time, to purchase, hold and sell investments for the Sub-Adviser Assets and to monitor on a continuous basis the performance of the Sub-Adviser Assets. In providing these services, the Sub-Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Sub-Adviser Assets. The Adviser agrees to provide the Sub-Adviser with current Prospectus and other information reasonably requested by the Sub-Adviser concerning the Fund, its assets available or to become available for investment, and generally as to the conditions of a Fund's or the Trust's affairs.

     (b) Compliance with Applicable Laws and Governing Documents. In the performance of its duties and obligations under this Agreement, the Sub-Adviser shall with respect to Sub-Adviser Assets, act in conformity with the Trust's Declaration of Trust and Bylaws as provided to the Sub-Adviser, the Prospectus(es) as provided to the Sub-Adviser, and with the instructions and directions received in writing from the Adviser or the Trustees of the Trust and will conform to and comply with the requirements of the 1940 Act, the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations. The Adviser will provide the Sub-Adviser with a copy of the minutes of the meetings of the Board of Trustees of the Trust to the extent they may affect the Fund or the duties of the Sub-Adviser, and with the copies of any financial statements or reports made by a Fund to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

               The Adviser will provide the Sub-Adviser with reasonable advance notice of any change in a Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Sub-Adviser shall, in the performance of its duties and obligations under this Agreement, manage the Sub-Adviser Assets consistent with such changes, provided the Sub-Adviser has received prior notice of the effectiveness of such changes from the Trust or the Adviser. In addition to such notice, the Adviser shall provide to the Sub-Adviser a copy of a modified Prospectus reflecting such changes. The Sub-Adviser will provide, to the Trust, the Fund or to the Adviser, such information as may be necessary for the Trust, the Fund or the Adviser to comply with all disclosure requirements under all applicable federal and state laws and regulations specifically for inclusion in the Prospectus. The Sub-Adviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Sub-Adviser and its relationship to, and actions for, the Fund as may be required to be contained in the Prospectus or in the Trust's registration statement on Form N-1A.

     (c) Voting of Proxies. The Sub-Adviser shall have the power to vote, either in person or by proxy, all securities in which the Sub-Adviser Assets may be invested from time to time, and shall not be required to seek instructions from the Adviser, the Trust or a Fund. At the request of the Fund, the Sub-Adviser shall provide the Fund with its recommendations as to the voting of such proxies. If both the Sub-Adviser and another entity managing assets of the Fund have invested in the same security, the Sub-Adviser and such other entity will each have the power to vote its pro rata share of the security.

     (d) In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and except as expressly provided for herein or otherwise expressly provided or authorized shall have no authority to act for or represent the Fund, the Trust, or the Adviser in any way or otherwise be deemed to be an agent of the Fund, the Trust or of the Adviser. If any occasion should arise in which the Sub-Adviser gives any advice to its clients concerning the shares of the Fund, the Sub-Adviser will act solely as investment counsel for such clients and not in any way on behalf of the Trust of the Fund.

     (e) Brokerage. The Sub-Adviser will place orders pursuant to the Sub-Adviser's investment determinations for the Fund either directly with the issuer or with any broker or dealer. The Sub-Adviser shall arrange for the placing of all orders for the purchase and sale of securities and other investments for the Fund's account and will exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or transactions. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Fund the best overall execution available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Fund and/or other accounts over which the Sub-Adviser may exercise investment discretion. The Sub-Adviser is authorized, subject to such procedures as may be approved by the Trust's Board of Trustees, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the growth of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Fund and/or other accounts over which the Sub-Adviser may exercise investment discretion. In addition, the Sub-Adviser is authorized to allocate purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, the Sub-Adviser, or the Fund's principal underwriter) to take into account the sale of shares of the Fund if the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms.

     (f) Securities Transactions. In no instance, however, will any Fund's securities be purchased from or sold to the Adviser, the Sub-Adviser, the Trust's or Fund's principal underwriter, or any affiliated person of either the Trust, the Fund, the Adviser, the Sub-Adviser or the Trust's or Fund's principal underwriter, acting as principal in the transaction, except to the extent permitted by the SEC and the 1940 Act.

               The Sub-Adviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and its Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time. On at least an annual basis, the Sub-Adviser will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the Adviser that the Sub-Adviser and its Access Persons have complied with the Sub-Adviser's Code of Ethics with respect to the Sub-Adviser Assets, or (ii) identifying any violations which have occurred with respect to the Sub-Adviser Assets and (iii) certifying that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Sub-Adviser's Code of Ethics. The Sub-Adviser will also submit its Code of Ethics for its initial approval by the Board of Trustees and subsequently within six months of any material change of thereto.

               The Sub-Adviser may buy securities for the Fund at the same time it is selling such securities for another client account and may sell securities for the Fund at the time it is buying such securities for another client account subject always to the Sub-Adviser's obligation as the fiduciary to the Fund. In such cases, subject to applicable legal and regulatory requirements and in compliance with such procedures of the Trust or Fund as may be in effect from time to time, the Sub-Adviser may effectuate cross transactions between the Fund and such other account if it deems this to be advantageous. The
          Sub-Adviser also may cause the Fund to enter into other types of investment transactions (e.g., a long position on a particular securities index) at the same time it is causing other client accounts to take opposite economic positions (e.g., a short position on the same index) subject always to the Sub-Advisers obligation as the fiduciary to the Trust.

               On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients, the Sub-Adviser, to the extent permitted by applicable laws and regulations, and in compliance with such procedures of the Trust as may be in effect from time to time, may aggregate the securities to be sold or purchased in order to obtain the best execution and lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such clients.

               The  Sub-Adviser   will  advise  the  Fund's  custodian  or  such
          depository or agents as may be designated by the custodian and the Adviser promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased, the market price, the commission and gross or net price, the trade date and settlement date and the identity of the effecting broker or dealer. The Sub-Adviser shall not have possession or custody of the Fund investments. The Trust or Fund shall be responsible for all custodial agreements and the payment of all custodial charges and fees and, upon the
          Sub-Adviser giving proper instructions to the custodian, the Sub-Adviser shall have no responsibility or liability for the acts, omissions or other conduct of the custodian.

     (g) Books and Records. The Sub-Adviser shall maintain separate detailed records of all matters pertaining to the Sub-Adviser Assets, including, without limitation, brokerage and other records of all securities transactions. Any such records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act are prepared or maintained by the Sub-Adviser on behalf of the Trust and Fund and copies of which will be made available promptly to the Trust or Fund on request. The Sub-Adviser further agrees to preserve for the periods prescribed in Rule 31a-2 under the 1940 Act the records required to be maintained under Rule 31a-1 under the 1940 Act with respect to the Sub-Adviser Assets.

     (h) Information Concerning Sub-Adviser Assets and the Sub-Adviser. From time to time as the Adviser, and any consultants designated by the Adviser, or the Fund or Trust may request, the Sub-Adviser will furnish the requesting party reports on transactions involving Sub-Adviser Assets and reports on Sub-Adviser Assets held in the portfolio, all in such detail as the Adviser, its consultant(s) or the Fund or Trust may reasonably request. The Sub-Adviser also will inform the Adviser in a timely manner of material changes in portfolio managers responsible for Sub-Adviser Assets, any material changes in the ownership or management of the Sub-Adviser, or of material changes in the control of the Sub-Adviser. Upon reasonable request, the Sub-Adviser will make available its officers and employees to meet with the Trust's Board of Trustees to review the Sub-Adviser Assets.

               Upon request, the Sub-Adviser also will provide such information or perform such additional acts as are reasonably and customarily provided or performed by a Sub-Adviser and may be required for a Fund or the Adviser to comply with their respective obligations under applicable laws, including, without limitation, the Code, the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the "Securities Act") and any federal or state securities laws, and any rule or regulation thereunder.

     (i)  Custody  Arrangements.  The  Sub-Adviser  shall on each  business  day provide the Adviser, its consultant(s) and the Fund's and Trust's custodian such information as the Adviser and the Fund's and Trust's custodian may reasonably request relating to all transactions concerning the Sub-Adviser Assets.

     (j)  Historical   Performance   Information.   The   Adviser   may  request
          performance information for a specific use subject to approval by the Sub-Adviser.

     3. Independent Contractor. In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Trust or the Adviser in any way or otherwise be deemed an agent of the Fund, the Trust or the Adviser.

     4. Expenses. During the term of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction or custodial charges, if any) purchased for the Fund. The Sub-Adviser shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. The Trust, the Fund, or the Adviser, as the case may be, shall reimburse the Sub-Adviser for any expenses as may be reasonably incurred by the Sub-Adviser, at the request of and on behalf of the Fund or the Adviser. The Sub-Adviser shall keep and supply to the Trust, the Fund and the Adviser reasonable records of all such expenses.

     5. Compensation. For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the Sub-Adviser will be entitled to the fee listed for the Fund on Exhibit A. Such fees will be computed daily and payable in arrears no later than the seventh business day following the end of each month, from the Fund, calculated at an annual rate based on the Sub-Adviser Assets' average daily net assets.

     If this Agreement is terminated prior to the end of any calendar month, the fee shall be prorated for the portion of any month in which this Agreement is in effect according to the proportion which the number of calendar days, during which this Agreement is in effect, bears to the number of calendar days in the month, and shall be payable within 10 days after the date of termination.

     6. Representations and Warranties of the Sub-Adviser. The Sub-Adviser represents and warrants to the Adviser and the Trust as follows:

     (a) The Sub-Adviser is registered as an investment adviser under the Advisers Act;

     (b) The Sub-Adviser is a duly organized and validly existing under the laws of the State of with the power to own and possess its assets and carry on its business as it is now being conducted;

     (c) The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser's powers and have been duly authorized by all necessary action on the part of its Board of Directors and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance by the Sub-Adviser of this Agreement, and the execution, delivery and performance by the Sub-Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-Adviser; and

     (d) The Form ADV of the Sub-Adviser previously provided to the Adviser (a copy of Section 1 is available online and Section 2 is attached as Exhibit B to this Agreement) is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The Sub-Adviser will promptly provide the Adviser and the Trust with a complete copy of all subsequent amendments to its Form ADV.

     7. Representations and Warranties of the Adviser. The Adviser represents and warrants to the Sub-Adviser and the Trust as follows:

     (a) The Adviser is registered as an investment Adviser under the Advisers Act;

     (b) The Adviser is a corporation duly organized and validly existing under the laws of the State of California with the power to own and possess its assets and carry on its business as it is now being conducted;

     (c) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action on the part of its Board of Directors and by the Trust, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments or the Trust's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser or the Trust;

     (d) The Form ADV of the Adviser as provided to the Sub-Adviser is a true and complete copy of the form as currently filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

     (e) The Adviser acknowledges that it received a copy of the Sub-Adviser's Form ADV (a copy of which is attached as Exhibit B) prior to the execution of this Agreement; and

     (f) The Adviser and the Trust have duly entered into the Advisory Agreement pursuant to which the Trust authorized the Adviser to enter into this Agreement.

     8. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Sub-Adviser and the Adviser pursuant to Sections 6 and 7, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

     9.   Liability and Indemnification.

     (a) Liability. The duties of the Sub-Adviser shall be confined to those expressly set forth herein, with respect to the Sub-Adviser Assets. The Sub-Adviser shall not be liable for any loss arising out of any investment hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby. (As used in this Section 9, the term "Sub-Adviser" shall include managers, officers, employees and other corporate agents of the Sub-Adviser as well as that company itself).

     (b) Indemnification. The Sub-Adviser shall indemnify the Adviser, the Trust and the Fund, and their respective affiliates and controlling persons for any liability and expenses, including reasonable attorneys' fees, which the Adviser, the Trust or the Fund and their respective affiliates and controlling persons may sustain as a result of the Sub-Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws. Notwithstanding any other provision in this Agreement, the Sub-Adviser will indemnify the Adviser, the Trust and the Fund, and their respective affiliates and controlling persons for any liability and expenses, including reasonable attorneys' fees, to which they may be subjected as a result of their reliance upon and use of the historical performance calculations provided by the Sub-Adviser concerning the Sub-Adviser's composite account data or historical performance information on similarly managed investment companies or accounts, except that the Adviser, the Trust and the Fund and their respective affiliates and controlling persons shall not be indemnified for a loss or expense resulting from their negligence or willful misconduct in using such numbers, or for their failure to conduct reasonable due diligence with respect to such information.

               The Adviser shall indemnify the  Sub-Adviser,  its affiliates and its controlling persons, for any liability and expenses, including reasonable attorneys' fees, arising from the Adviser's breach of this Agreement or its representations and warranties herein; provided, however, that the Sub-Adviser, its affiliates and its controlling persons shall not be indemnified for any liability or expenses which may be sustained as a result of the Sub-Adviser's willful misfeasance, bad faith, gross negligence, reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the federal and state securities laws.

     10. Duration and Termination.

     (a) Duration. This Agreement, unless sooner terminated as provided herein, shall for the Fund listed on Exhibit A attached hereto remain in effect from the date of execution or, if later, the date the initial capital to the Fund is first provided (the "Effective Date."), until two years from the Effective Date, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of each Fund (except as such vote may be unnecessary pursuant to relief granted by an exemptive order from the SEC). The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder.

     (b) Termination. This Agreement may be terminated at any time, without the payment of any penalty by: (1) the vote of a majority of the Trustees of the Trust or by the Adviser, in each case, on not less than 30 days written notice to the Sub-Adviser, or (2) by any party hereto immediately upon written notice, if by the Adviser or the Trust, to the Sub-Adviser, or if by the Sub-Adviser, to the Adviser and the Trust, in the event of a breach of any provision to this Agreement by any of the parties, or (3) by the Sub-Adviser at any time without the payment of any penalty, on not less than 30 days written notice to the Adviser and the Trust.

     This Agreement shall not be assigned (within the meaning of the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement. In the event that there is a proposed change in control of the Sub-Adviser which would act to terminate this Agreement, if a vote of shareholders to approve continuation of this Agreement is at that time deemed by counsel to the Trust to be required by the Act, or any rule or regulation thereunder, Sub-Adviser agrees to assume all reasonable costs associated with soliciting shareholders of the Fund, to approve continuation of this Agreement. Such expenses include the costs of preparation and mailing of a proxy statement, and of soliciting proxies.

     This   Agreement   shall   extend  to  and  bind  the   heirs,   executors,
administrators and successors of the parties hereto.

     11. Amendment. This Agreement may be amended by mutual consent of the parties in writing, provided that the terms of any material amendment shall be approved by: (a) the Trust's Board of Trustees and (b) the vote of a majority of those Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law, and unless otherwise permitted pursuant to exemptive relief granted by the SEC, by a vote of the majority of a Fund's outstanding securities.

     12. Confidentiality. Subject to the duties of the Adviser, the Trust (and the Fund), and the Sub-Adviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of the Sub-Adviser, the Adviser, the Trust, and the Fund in respect thereof. In accordance with Section 248.11 of Regulation S-P (17 CFR 248.1-248.30), Sub-Adviser will not directly, or indirectly through an affiliate, disclose any non-public personal information, except as permitted or required by law, as defined in Reg. S-P, received from the Trust or the Adviser, regarding any shareholder, to any person that is not affiliated with the Trust or with Sub-Adviser, and, provided that, any such information disclosed to an affiliate of Sub-Adviser shall be under the same limitations on non-disclosure.

     13. Notice. Any notice, advice or report to be given pursuant to this Agreement shall be deemed sufficient if delivered or mailed by registered, certified or overnight mail, postage prepaid addressed by the party giving notice to the other party at the last address furnished by the other party:

     (a)  If to the Adviser:

          Quintara Capital Management
          157 Hagar Ave.
          Piedmont CA  94611
          Attn: Matthew L. Sadler, President & CEO


     (b)  If to the Sub-Adviser:


           Attn:
                -------------------

     (c)  If to the Trust:

          Quintara Funds
          157 Hagar Ave.
          Piedmont CA  94611
          Attn: Matthew L. Sadler, President

     14. Governing Law. This Agreement shall be governed by the internal laws of the State of Delaware, without regard to conflict of law principles; provided, however that nothing herein shall be construed as being inconsistent with the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     15. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     16. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     17. Certain Definitions. For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," "affiliates," "controlling persons" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC, and the term "Fund" shall refer to the Fund for which the Sub-Adviser provides investment management services and as is listed on Exhibit A to this Agreement.

     18. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     19. Non-Exclusivity. The services of the Sub-Adviser to the Adviser in connection with the Fund hereunder are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services hereunder are not impaired thereby. It is understood that the persons employed by the Sub-Adviser to assist in the performance of its duties hereunder will not devote their full time to such services and nothing hereunder contained shall be deemed to limit or restrict the right of the Sub-Adviser to engage in or devote time and attention to other businesses or to render services of whatever kind or nature.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.




The Adviser:                                    The Trust:
Quintara Capital Management                     Quintara Funds


By:                                             By:
   ---------------------------------------         ----------------------------
   Matthew L. Sadler, President & CEO              Matthew L. Sadler, President



SUB-ADVISER:



By:
Name:
Title:



                                    EXHIBIT A
                                       TO
                             SUB-ADVISORY AGREEMENT



Effective ______ __, 2002


Quintara Small Cap Growth Fund


FEE SCHEDULE

The Fee Schedule set forth below, as Fee Schedule A, may be a temporary schedule, put in place until the Quintara Funds is granted relief by the SEC to pursue Fee Schedule B. If relief is granted, the Quintara Small Cap Growth Fund will move to Fee Schedule B as quickly as possible, but with no less than 30 days notification to the Sub-Adviser.

                                 Fee Schedule A

The Sub-Adviser is entitled to receive an annual management fee, calculated daily and payable monthly, equal to the "Base Advisory Fee" below. This Base Advisory Fee is increased or decreased monthly (the "Monthly Sub-Advisory Fee Adjustment") depending on the investment performance of the Sub-Adviser's Portfolio ("Portfolio") managed for the Quintara Small Cap Growth Fund relative to the investment performance of the Russell 2000 Growth Index. The Monthly Sub-Advisory Fee Adjustment depends on the percentage amount by which the Portfolio exceeds or trails that of the index ("Sub-Adviser Performance
Differential"). For the purpose of calculating the Sub-Adviser Performance Differential, both the Portfolio's performance and the performance of the Index are measured over the immediately preceding 36 calendar months or life of Fund, whichever is shorter ("Measurement Period").

Base Advisory Annual Fee:   107.5 basis points (first $30 Million in assets)
                            92.5 basis points (Next $120 Million in assets)
                            87.5 basis points (assets above $150 Million)

The Monthly Advisory Fee Adjustment is calculated according to the Measurement Period on the following schedule

Performance Differential
vs. Russell 2000 Growth Index             Monthly Sub- Advisory Fee Adjustment
---------------------------------------   ------------------------------------
1.00% or greater                               0.075%
Less than 1.00% but Greater than -1.00%        0.000%
-1.00% or less                                -0.075%

Performance figures are annualized for the Portfolio and the Index.

For example, in any given month, if the Index for the Measurement Period has a return of 2.5%, and the Portfolio has a net performance of 3.5% (1.0% or 100 basis points greater than the Index), the Monthly Sub-Advisory Fee Adjustment would be 0.075%. Likewise, if the Index has a return of 2.5%, and the Portfolio has a net performance of 1.5% (1.0% or 100 basis points less than the Index), the Monthly Sub-Advisory Fee Adjustment would be -0.075%. Prior to the completion of approximately 12 full calendar months of operations, the short-term investment performance of the Portfolio relative to the Index's performance will likely have a greater impact on the total annual management fee than would be the case if a longer Measurement Period were used to compute the Monthly Sub-Advisory Fee Adjustment. For these reasons, the Monthly Sub-Advisory Fee Adjustment shall become applicable only after the Fund has completed three full calendar months of operations.


                                 Fee Schedule B

This fee structure will be used if Quintara Funds is granted relief by the SEC. The Quintara Small Cap Growth Fund will seek to implement Fee Schedule B as quickly as possible, but with no less than 30 days notification of the Sub-Adviser.

ASSETS                                    COMPENSATION
------                                    ------------
First $30 Million                         100  basis points per annum
Next $120 Million                         85 basis points per annum
Above $150 Million                        80 basis points per annum

     Plus earned portion of Sub-Advisory Incentive Compensation Pool ("ICP") (if any, as set forth below).

     At the end of each fiscal year of the Fund - so long as Adviser has been the Adviser to the Fund throughout the entire fiscal year - the Adviser will fund the ICP in the amount of 15 basis points of all Fund assets, calculated daily over the entire fiscal year of the Fund, and pay incentive compensation to eligible sub-advisers which are managing assets of the Fund as of the end of the fiscal year as follows:

     The Adviser will retain four sub-advisers for the Fund. At the end of each fiscal year of the Fund, the Adviser will calculate the total rate of return of each Fund sub-adviser on the Fund assets managed by the sub-adviser over the shorter of (a) the previous 36 months, or (b) the life of the Fund (if the Fund has been in existence less than 36 months) ("the Measurement Period"). For a sub-adviser to be eligible for an ICP award, the sub-adviser must be managing Fund assets at the end of the Fund's fiscal year, and the sub-adviser's total rate of return net expenses over the Measurement Period must exceed the return of the Russell 2000 Growth Index ("Index") over the same period.

     From time to time, the Adviser may engage new sub-advisers to replace departing sub-advisers. When a new sub-adviser is engaged by the Adviser to replace a previous sub-adviser, the new sub-adviser, for purposes of the sub-adviser's ICP calculation, will be ascribed a performance ("the Ascribed Performance") for the period of time in the Measurement Period prior to the sub-adviser's commencement of management of Fund assets: The Ascribed Performance will be the lower of (a) the return of the Index less 50 basis points over the same period, or (b) the average of the total rates of return of the second best and third best remaining sub-advisers over the same period. The Ascribed Performance will exactly match the month to month characteristics of the Index less 50 basis points or the monthly average return of the second and third best sub-advisers, whichever is used.

     The Adviser will pay ICP awards as follows: 60% of the ICP will be paid to the eligible Fund sub-adviser which, as of the end of the Fund's fiscal year, has the highest total rate of return over the Measurement Period, compared to all other Fund sub-advisers which are managing assets of the Fund as of the end of the Fund's fiscal year. 30% of the ICP will be paid to the eligible Fund sub-adviser which, as of the end of the Fund's fiscal year, has the second highest total rate of return over the Measurement Period, compared to all other Fund sub-advisers which are managing assets of the Fund as of the end of the Fund's fiscal year. 10% of the ICP will be paid to the eligible Fund sub-adviser which, as of the end of the Fund's fiscal year, has the third highest total rate of return over the Measurement Period, compared to all other Fund sub-advisers which are managing assets of the Fund as of the end of the Fund's fiscal year.

     If a sub-adviser, which has been managing Fund assets for less than the total Measurement Period and has therefore been Ascribed Performance as set forth above for purposes of calculating the sub-adviser's total rate of return for the ICP, is entitled to an ICP award at the end of a fiscal year, then that sub-adviser's ICP award will be reduced to reflect the duration of the sub-adviser's management of Fund assets. The ICP award that the sub-adviser would otherwise be entitled to will be reduced by the multiplier of, if the ICP measurement period is 36 months, x/36 where "x" is the number of whole months the sub-adviser has managed money for the Fund, or if the ICP measurement period is the life of the Fund, the multiplier will be x/life of the Fund.

     No ICP award will be paid to any sub-advisor, regardless of the sub-adviser's performance, if (a) the sub-adviser is not managing assets of the Fund at the end of the Fund's fiscal year, or (b) if the sub-adviser's total rate of return over the Measurement Period does not exceed the total rate of return of the Index over the same period. If some or all of the ICP is not paid out for a fiscal year, because less than three Fund sub-advisers which are managing Fund assets as of the end of the Fund's fiscal year have exceeded the Index for the Measurement Period, the remaining money in the ICP will be carried forward and will reduce the amount assessed to shareholders the following year.



                                    EXHIBIT B
                        (Quintara Small Cap Growth Fund)
                                  [Sub-Adviser]
                                    FORM ADV

                                (To Be Attached)



                                   SCHEDULE A

                        Investment Management Guidelines
                                  [Sub-Adviser]
                        (Quintara Small Cap Growth Fund)

     The Fund (including Sub-Adviser Assets) should be managed in accordance with the guidelines established in the Prospectus and SAI. The Sub-Adviser Assets should also be managed in accordance with the following specific guidelines:

1.   Investment Objective

     The objective of the Sub-Adviser Assets, established in support of the objectives of the total Fund, is capital appreciation over the long term. Under normal market conditions, the Sub-Adviser will invest at least 80% of its net assets (including amounts borrowed for investment purposes) in the securities of small capitalization companies. If the Small Cap Growth Fund changes this investment policy, it will notify its Adviser at least 60 days in advance of the change, which will promptly notify the Sub-Adviser.

     The Fund considers small capitalization companies to be U.S. companies whose market capitalization is $2 billion or smaller at the time of purchase. The Sub-Adviser's investment in equity securities may include common and preferred stocks. The Sub-Adviser may also invest up to 15% of its assets in American Depositary Receipts ("ADRs"). ADRs are equity securities traded on U.S. exchanges, including NASDAQ, that are generally issued by banks or trust companies to evidence ownership of foreign equity securities.

     All Sub-Adviser purchases for the Fund must be made in the equities of companies that have market capitalization of $2 billion or less. In addition, the Sub-Adviser has been hired to manage the money in a manner consistent with investing in growth stocks. The Fund will seek to remain in the Small Cap Growth portion of the Morningstar Style Box. To do so, the Adviser may require the Sub-Advisers to reduce their portfolios' exposure to stocks that fail to be defined by Morningstar as "growth stocks". In addition, the Adviser may require the Sub-Advisers to reduce their portfolios' exposure to stocks that exceed $2 billion market capitalization.

Exceptions: Cash & Cash Equivalents may be purchased. Also, stocks that had been purchased by no longer fit the "small-cap growth" definition may continue to be held at the discretion of the Sub-Adviser. The Sub-Adviser should not make any additional purchases into stocks that are outside of the definition, although reinvestments of dividends are allowed.

     Finally, the Sub-Adviser may have as few as 8 stocks and as many as 13 stocks in their portfolio at any time. The Sub-Adviser has discretion as to the weighing of the holdings, but no single holding should exceed 30% nor fall below 2% of the portfolio at the time of purchase, and in no case should a single holding exceed 50% nor fall below 2% of the portfolio. If the latter is true, the Adviser will require the Sub-Advisor to reduce exposure to below 50% or increase exposure to above 2% immediately.

2.   Allowable Investments

     Sub-Adviser Assets should consist primarily of small-capitalization common or preferred equity securities traded on one of the major US exchanges. The following instruments are allowed:

o Common stock; preferred stock; rights; warrants; restricted or illiquid securities (15% of portfolio maximum); foreign equity traded as ADRs; when-issued securities; non-speculative option transactions; -- all subject to the small-cap growth definition; and

o Cash & Cash Equivalents: US Government Obligations; Bank Obligations; Repurchase and Reverse Repurchase Agreements; Commercial Paper; Money Market Funds.

3.   Portfolio Characteristics

     All purchases, other then Cash & Cash Equivalents, must be the equities of companies who fall in the defined universe of Small Cap Growth stocks. Established positions may be held even if they no longer fit the definitions. However, no purchases may be made in these non-conforming stocks, other than the reinvestment of dividends. The Cash & Cash Equivalents may not exceed 20.0% of the portfolio unless approved by the adviser. Any one equity position may not exceed 50% of the sub-adviser's portfolio nor be less than 2% of the sub-adviser's portfolio. No purchases may be made into equities which already represent in excess of 30% of the sub-adviser's portfolio.

4.   Prohibited Investments

     All other investments not specifically listed as Allowable Investments in Schedule A.

5.   Reporting and Notification

     Any new sales or purchases must have a description of reason within 7-days of the transaction, via e-mail or mail. This will allow the adviser to inform shareholders of the change in positions and the reasons. In addition, the fund intends to publish a quarterly report which will include positions and a commentary from each sub-adviser. The Trustees of the Fund also have the right to a review with the sub-adviser at their discretion. Finally, all copies of trading tickets should be forwarded to the fund and/or its agent.

6.   Guideline Review

     [Sub-Adviser] shall be responsible for reviewing these guidelines with the portfolio manager(s) at least annually to assure that they remain appropriate.


     Notwithstanding anything to the contrary in this Agreement, in the event of a conflict between this Schedule A and the Quintara Funds registration statement filed with the SEC, as amended and supplemented from time to time (collectively, the "Prospectus"), the term of the Prospectus shall govern.



                                   SCHEDULE B
                        (Quintara Small Cap Growth Fund)

Allocation:


     Each sub-adviser will be allocated an equal amount of the assets of the Quintara Small Cap Growth Fund ("the Fund") on the first day of operation of the Fund, plus an equal amount of daily net flows (positive and negative) to and from the Fund. (The Adviser, however, has the right to reallocate the assets between sub-advisers, if the Adviser deems such reallocation necessary to the performance of the Fund as a whole.) Sub-advisers may manage more or less than other sub-advisers of the Fund, depending on their performance. It is expected that, when new sub-advisers are retained to replace departing sub-advisers, the sub-adviser assets of the new sub-advisers would be those assets previously managed by the departing sub-advisers (which may be less or more than other sub-advisers of the Fund), provided, however, that this general expectation is subject to the Adviser's discretion to re-allocate assets in the best interest of the Fund as whole. Thereafter, the new sub-adviser will receive an amount of the daily net flows (positive and negative) to and from the Fund equal to the other sub-advisers.